Exhibit 99.1

          New York Community Bancorp, Inc. Reports a 40.4% Increase in
                     1st Quarter 2003 Diluted EPS to $0.66;
       Raises 2003 Diluted GAAP EPS Estimates to a Range of $2.67 - $2.75

    WESTBURY, N.Y.--(BUSINESS WIRE)--April 16, 2003--New York Community Bancorp, Inc. (NYSE:NYB) today reported first quarter 2003 net income of $67.4 million, up 45.4% from $46.3 million in the first quarter of 2002. The 2003 amount generated a 2.24% return on average assets, up 24 basis points from the year-earlier measure, and a 20.22% return on average stockholders' equity, up 134 basis points. On a diluted per share basis, the Company's earnings rose 40.4% year-over-year to $0.66 from $0.47.
    The Company also reported first quarter 2003 cash earnings of $72.3 million, up 12.1% from $64.5 million in the first quarter of 2002. On a diluted per share basis, the Company's first quarter 2003 cash earnings rose $0.05, or 7.7%, year-over-year to $0.70. (1)
    Commenting on the Company's first quarter 2003 performance, President and Chief Executive Officer Joseph R. Ficalora stated, "With the level of asset and earnings growth we recorded in the first quarter, we are well on our way toward achieving the goals we set for the entire year. Mortgage originations exceeded $771 million during the quarter, and our pipeline exceeded $743 million as of yesterday. In addition, with GAAP earnings up better than 40% on a diluted per share basis, we are raising our 2003 projections from a range of $2.65 to $2.67 to a range of $2.67 to $2.75.
    "Several factors contributed to the strength of our first quarter 2003 performance, including:

    -- A $282 million increase in multi-family loans to $4.8 billion, signifying an annualized net increase in excess of 25%;

    --  A 30% year-over-year increase in net interest income to $108 million;

    --  A consistently strong spread and margin, measuring 4.03% and 4.17%;

    --  A 34% year-over-year increase in other operating income to $26 million;
        and

    -- A 754-basis point increase in our efficiency ratio to 25.19%."

    "We also saw real improvement on a linked-quarter basis," Mr. Ficalora continued, "with net interest income rising 13% from the fourth quarter 2002 level and the efficiency ratio improving 91 basis points. Notwithstanding the increase in borrowings tied to our leveraging program, the linked-quarter declines in our spread and margin were more modest than expected, amounting to two and five basis points, respectively.
    "The significant growth in our earnings reflects a 30% rise in average interest-earning assets, fueled by loan production and prudent investments in mortgage-backed and investment securities. During the quarter, we leveraged the proceeds of our fourth quarter 2002 BONUSES(SM) Units transaction by investing in securities with attractive yields. Total assets rose $707 million, or 6%, to $12.0 billion from the year-end 2002 total, largely reflecting the $282 million, or 6%, rise in multi-family loans already mentioned, and a $391 million, or 8%, rise in securities available for sale and held to maturity, combined.
    "The quality of our mortgage loans continued to be solid, with non-performing loans declining $1.5 million from the December 31st level to $14.9 million, or 0.26% of loans, net," Mr. Ficalora said. "As expected, the reduction reflects the sale, at par, of a multi-family loan in the amount of $2.3 million that had been categorized as "non-performing" in the fourth quarter of 2002.
    "Another first quarter highlight was our Board of Directors' decision to raise the quarterly cash dividend 25% to $0.25 per share. In addition to allocating $25 million toward the February 15th dividend payment, the Company allocated $33 million toward the repurchase of 1.1 million shares in the first quarter of the year.
    "Our ability to repurchase shares, and to engage in other value-enhancing transactions, is a solid indication of the Company's capital strength. In recent weeks, we have taken steps to further strengthen our capital position, particularly with regard to our Tier 1 regulatory capital. Recently, we announced the sale of $60 million of REIT-preferred securities through a private placement, which was included in our Tier 1 capital at March 31, 2003. In addition, we have received the requisite consent of our BONUSES Unit holders to an amendment that will render the $275 million of proceeds generated through the sale of these Units eligible for treatment as Tier 1 regulatory capital. As a result, we are now in the process of pursuing the listing of the BONUSES Units on the New York Stock Exchange," Mr. Ficalora said.

    Earnings Summary for the Three Months Ended March 31, 2003

    Interest Income

    The Company recorded interest income of $166.6 million in the current first quarter, up $25.4 million, or 18.0%, from the level recorded in the first quarter of 2002. The increase was fueled by a $2.4 billion, or 30.2%, rise in the average balance of interest-earning assets to $10.5 billion, and tempered by a 67-basis point reduction in the average yield to 6.41%. In addition to the record volume of loans produced, the higher average balance reflects the leveraged growth of the Company's portfolios of mortgage-backed and investment securities over the past four quarters. The lower yield was a function of the year-over-year reduction in market interest rates.
    Mortgage and other loans generated interest income of $103.3 million in the current first quarter, up $2.8 million from the year-earlier amount. The increase stemmed from a $133.3 million rise in the average balance to $5.5 billion and from a two-basis point rise in the average yield to 7.56%. At the same time, mortgage-backed securities generated interest income of $44.4 million, up $12.1 million from the level recorded in the first quarter of 2002. The increase was fueled by a $1.6 billion rise in the average balance to $3.8 billion, and tempered by a 132-basis point drop in the average yield to 4.71%. The interest income produced by investment securities rose $10.4 million year-over-year to $18.6 million, the net effect of a $648.7 million rise in the average balance to $1.1 billion and a 29-basis point decline in the average yield to 6.69%.

    Interest Expense

    The Company recorded first quarter 2003 interest expense of $58.3 million, as compared to $58.1 million in the first quarter of 2002. While the average balance of interest-bearing liabilities rose $2.3 billion, or 30.1%, year-over-year to $9.9 billion, the increase was largely offset by a 70-basis point decline in the average cost of such funds to 2.38%. The higher average balance primarily stemmed from a $2.5 billion increase in average borrowings to $5.1 billion, in connection with the Company's leveraged growth strategy. Borrowings generated first quarter 2003 interest expense of $39.5 million, up $10.4 million from the year-earlier level, the net effect of the higher average balance and a 134-basis point decline in the average cost of such funds to 3.12%.
    The average balance of CDs declined $387.0 million year-over-year to $1.9 billion, while the average cost of such funds fell 117 basis points to 2.29%. As a result, the interest expense produced by CDs declined $8.8 million to $10.8 million in the first quarter of 2003. The average balance of core deposits, meanwhile, rose $216.5 million to $3.3 billion, including a $23.5 million, or 5.3%, rise in non-interest-bearing accounts to $470.2 million. The interest expense produced by core deposits declined $1.4 million year-over-year to $8.0 million, as the higher average balance was offset by a 25-basis point decline in the average cost of such funds to 0.97%.

    Net Interest Income

    Net interest income totaled $108.3 million in the current first quarter, up $12.4 million, or 12.9%, on a linked-quarter basis and up $25.2 million, or 30.4%, from the year-earlier amount. The increase was primarily driven by the aforementioned rise in average interest-earning assets, and supported by the lower cost of the Company's interest-bearing liabilities.
    The Company recorded an interest rate spread of 4.03% in the current first quarter, down two basis points from the trailing-quarter measure, but up three basis points from the year-earlier spread. The Company's net interest margin equaled 4.17% in the current first quarter, as compared to 4.22% and 4.16%, respectively, in the corresponding periods. The modest linked-quarter declines are indicative of the aforementioned leveraging program, the 6% coupon on the BONUSES Units, and the allocation of $33.3 million toward share repurchases over the past three months.

    Provision for Loan Losses

    The provision for loan losses was suspended for the 31st consecutive quarter, based on management's assessment of the allowance for loans losses and the consistent quality of the loan portfolio.

    Other Operating Income

    Other operating income rose $6.6 million, or 33.6%, year-over-year to $26.4 million in the first quarter of 2003. The increase stemmed from a $478,000 rise in fee income to $11.6 million; a $5.0 million rise in net securities gains to $6.5 million; and a $1.2 million rise in other income to $8.3 million.

    Non-interest Expense

    The Company recorded first quarter 2003 non-interest expense of $35.4 million, as compared to $35.2 million in the first quarter of 2002. The amortization of the core deposit intangible stemming from the Company's merger of equals with Richmond County Financial Corp. accounted for $1.5 million of the total in the first quarter of both 2003 and 2002.
    Operating expenses totaled $33.9 million and $33.7 million, respectively, in the current and year-earlier first quarters, representing 1.13% and 1.46% of average assets, respectively. The modest increase in the 2003 amount was the net effect of a $2.2 million rise in compensation and benefits expense to $18.7 million and a combined $2.0 million reduction in the remaining three expense categories. General and administrative expense fell $1.9 million year-over-year to $7.6 million, while occupancy and equipment expense and other expenses dropped $17,000 and $14,000, respectively, to $6.1 million and $1.5 million. While the increase in compensation and benefits expense reflects normal salary increases together with higher pension and health care expenditures, the reduction in the other three categories reflects the benefits of the Company's cost containment program and a reduction in the number of branches from 119 to 110.

    Income Tax Expense

    The Company recorded income tax expense of $31.9 million in the current first quarter, up from $21.4 million in the first quarter of 2002. The increase reflects a $31.6 million rise in pre-tax income to $99.3 million and an effective tax rate of 32.2%.

    Balance Sheet Summary

    Assets

    The Company recorded total assets of $12.0 billion at March 31, 2003, up $706.5 million, or 6.2%, from the balance recorded at December 31, 2002.

    Mortgage and Other Loans

    Mortgage loans totaled $5.7 billion at March 31, 2003, up $252.4 million, or 4.7%, from the balance recorded at year-end 2002. The increase was driven by a record level of first quarter mortgage loan production: originations totaled $771.1 million in the current first quarter, up 50.3% from $513.1 million in the year-earlier three months. Multi-family loans represented $4.8 billion, or 84.3%, of total mortgage loans at March 31, 2003, up $281.7 million, or 6.3%, from the year-end 2002 amount. The increase was fueled by first quarter 2003 originations of $655.4 million, up 62.9% from $402.4 million in the first quarter of 2002. At March 31, 2003, the average multi-family loan in the portfolio had a principal balance of $2.0 million and a loan-to-value ratio of 58.0%.
    Loan growth was also fueled by a $1.5 million increase in commercial real estate loans to $534.9 million (after originations of $30.0 million), and by a $2.3 million increase in construction loans to $119.3 million (after originations of $14.1 million). The combined $285.5 million increase in multi-family, commercial real estate, and construction loans was partly offset by a $33.1 million reduction in one-to-four family loans to $232.6 million, primarily reflecting repayments and the sale of all new one-to-four family loans to a third-party conduit. For similar reasons, other loans declined $6.0 million to $72.8 million.

    Asset Quality

    At March 31, 2003, the Company recorded non-performing loans of $14.9 million, or 0.26% of loans, net, as compared to $16.3 million, or 0.30% of loans, net, at year-end 2002. The $1.5 million improvement stemmed from a $2.9 million decline in mortgage loans in foreclosure to $9.1 million, offset by a $1.4 million increase in loans 90 days or more delinquent to $5.8 million. The increase in loans 90 days or more delinquent was partly tempered by the sale, at par, in the first quarter of a multi-family loan in the amount of $2.3 million.
    At the same time, foreclosed real estate declined $54,000 to $121,000, reflecting the sale of two one-to-four family homes. The combined reduction in non-performing loans and foreclosed real estate resulted in a $1.5 million, or 9.3%, decline in non-performing assets to $15.0 million, equivalent to 0.12% of total assets at March 31, 2003.
    In the absence of any net charge-offs or provisions for loans losses, the loan loss allowance was maintained at $40.5 million, representing 272.67% of non-performing loans and 0.71% of loans, net.

    Securities and Mortgage-backed Securities

    The Company continued to capitalize on the steepest yield curve in more than a decade by investing its borrowings in mortgage-backed and investment securities with attractive yields. At March 31, 2003, securities available for sale and held to maturity totaled $5.0 billion, up $391.0 million from the December 31, 2002 amount. The increase primarily reflects first quarter 2003 investments in mortgage-backed securities and agency bonds, which offset repayments and sales.

    Funding Sources

    Core deposits totaled $3.4 billion at March 31, 2003, representing 65.0% of total deposits, up $63.4 million from the balance recorded at December 31, 2002. The increase stemmed from a $34.5 million rise in savings accounts to $1.7 billion and a $31.1 million rise in non-interest-bearing accounts to $496.2 million, which combined to offset a $2.1 million decline in NOW and money market accounts to $1.2 billion. CDs represented $1.8 billion, or 35.0%, of total deposits at March 31, 2003, down $137.0 million from the year-end 2002 balance. The decline in CDs largely reflects management's focus on attracting core deposits and the replacement of higher-cost CDs with alternative, lower-cost sources of funds.
    The Company recorded borrowings of $5.3 billion at March 31, 2003, up $716.0 million from the balance recorded at December 31, 2002. The increase was consistent with the Company's leveraged growth strategy, and primarily reflects a $1.0 billion increase in reverse repurchase agreements to $3.0 billion, offset by a $368.7 million decline in Federal Home Loan Bank of New York advances to $1.9 billion. The balance of borrowings also reflects a $60.0 million increase in preferred securities to $428.8 million, reflecting the REIT-preferred securities sold by a Company subsidiary in a private placement on March 31, 2003.

    Stockholders' Equity

    The Company recorded stockholders' equity of $1.3 billion at March 31, 2003, up $25.0 million from the level recorded at December 31, 2002. The March 31, 2003 amount was equivalent to 11.22% of total assets and a book value of $13.31 per share, based on 101,311,670 shares. The increase in stockholders' equity reflects first quarter 2003 cash earnings of $72.3 million, offset by the allocation of $25.4 million toward the payment of a $0.25 per share quarterly cash dividend on February 15th.(1) In addition, the Company allocated $33.3 million toward the repurchase of 1,147,878 shares over the course of the quarter. At March 31, 2003, there were 2,831,375 shares still available for repurchase under the Board of Directors' authorization on November 12, 2002.

    Post-earnings Conference Call

    The Company will host a conference call on April 16, 2003 at 9:30 a.m. to discuss highlights of its first quarter 2003 earnings and its earnings projections for the full year. To access the call, please visit the Company's web site, www.myNYCB.com, click on "Investor Relations," and follow the prompts. Alternatively, the conference call may be accessed by phoning 1-888-202-2422 (domestic) or 1-913-981-5592 (international) and providing the following access code: 294256. The webcast will be archived at the Company's web site two hours following completion of the call through 5:00 p.m. on April 25, 2003; the telephone replay will be available through midnight on April 23, 2003. To access the replay, please call 1-888-203-1112 (domestic) or 1-719-457-0820
(international) and provide the aforementioned access code.
    New York Community Bancorp, Inc. is the holding company for New York Community Bank and the sixth largest thrift in the nation, based on current market capitalization. The Bank serves its customers through 110 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through six local divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metro New York region, with 54 in-store branches, the Company is the leading producer of multi-family loans for portfolio in the city of New York. Additional information about the Company and its financial performance is available at its web site, www.myNYCB.com.

    Forward-looking Statements and Associated Risk Factors

    This release, and the associated post-earnings conference call and webcast, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
    Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.
    Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the Company's loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
    Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings, which are available at the Company's web site, www.myNYCB.com.
    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

    (1) Please see the reconciliation of cash and GAAP earnings on the Financial Highlights page at the end of this release.

             (Financial Statements and Highlights Follow)






                        NEW YORK COMMUNITY BANCORP, INC.

                      CONSOLIDATED STATEMENTS OF CONDITION

                        (in thousands, except share data)

                                              March 31,  December 31,
                                                2003         2002
                                             (unaudited)
                                            --------------------------
Assets
Cash and due from banks                     $   142,179  $    96,497
Money market investments                         30,000        1,148
Securities held to maturity (estimated
 market value of $990,656 and $717,564,
 respectively)                                  963,931       699,445
Mortgage-backed securities held to maturity
 (estimated market value of $33,918 and
 $38,489, respectively)                          32,434       36,947
Securities available for sale                 4,078,658    3,952,130
Mortgage loans:
  Multi-family                                4,776,047    4,494,332
  Commercial real estate                        534,851      533,327
  1-4 family                                    232,635      265,724
  Construction                                  119,311      117,013
                                            --------------------------
Total mortgage loans                          5,662,844    5,410,396
Other loans                                      72,769       78,787
Less:  Unearned loan fees                        (4,065)      (5,111)
       Allowance for loan losses                (40,500)     (40,500)
                                            --------------------------
Loans, net                                    5,691,048    5,443,572
Premises and equipment, net                      73,826       74,531
Goodwill                                        624,518      624,518
Core deposit intangible                          50,000       51,500
Deferred tax asset, net                           2,232        9,508
Other assets                                    330,799      323,296
                                            --------------------------
Total assets                                $12,019,625  $11,313,092
                                            ==========================

Liabilities and Stockholders' Equity
Deposits:
  NOW and money market accounts             $ 1,195,923  $ 1,198,068
  Savings accounts                            1,678,152    1,643,696
  Certificates of deposit                     1,812,175    1,949,138
  Non-interest-bearing accounts                 496,238      465,140
                                            --------------------------
Total deposits                                5,182,488    5,256,042
                                            --------------------------
Official checks outstanding                      22,650       11,544
Borrowings                                    5,308,057    4,592,069
Mortgagors' escrow                               45,207       13,749
Other liabilities                               112,675      116,176
                                            --------------------------
Total liabilities                            10,671,077    9,989,580
                                            --------------------------
Stockholders' equity:
  Preferred stock at par $0.01 (5,000,000
   shares authorized; none issued)                   --           --
  Common stock at par $0.01 (150,000,000
   shares authorized; 108,224,425 shares
   issued; 104,858,653 and 105,664,464
   shares outstanding at March 31, 2003 and
   December 31, 2002, respectively)               1,082        1,082
  Paid-in capital in excess of par            1,106,282    1,104,899
  Retained earnings (substantially
   restricted)                                  314,688      275,097
  Less: Treasury stock (3,365,772 and
         2,559,961 shares, respectively)        (92,411)     (69,095)
        Unallocated common stock held by
         ESOP                                   (19,841)     (20,169)
        Common stock held by SERP                (3,113)      (3,113)
        Unearned common stock held by RRPs          (41)         (41)
  Accumulated other comprehensive income,
   net of tax effect                              41,902      34,852
                                            --------------------------
Total stockholders' equity                    1,348,548    1,323,512
                                            --------------------------
Total liabilities and stockholders' equity  $12,019,625  $11,313,092
                                            ==========================


                        NEW YORK COMMUNITY BANCORP, INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                      (in thousands, except per share data)

                                   (unaudited)

                                                         For the
                                                    Three Months Ended
                                                         March 31,
                                                    ------------------
                                                      2003     2002
                                                    ------------------
Interest Income:
  Mortgage and other loans                          $103,256 $100,452
  Securities                                          18,610    8,242
  Mortgage-backed securities                          44,425   32,313
  Money market investments                               283      123
                                                    ------------------
Total interest income                                166,574  141,130
                                                    ------------------

Interest Expense:
  NOW and money market accounts                        3,786    3,527
  Savings accounts                                     4,175    5,827
  Certificates of deposit                             10,777   19,612
  Borrowings                                          39,536   29,097
  Mortgagors' escrow                                      --        5
                                                    ------------------
Total interest expense                                58,274   58,068
                                                    ------------------
     Net interest income                             108,300   83,062
Provision for loan losses                                 --       --
                                                    ------------------
     Net interest income after
      provision for loan losses                      108,300   83,062
                                                    ------------------

Other Operating Income:
  Fee income                                          11,639   11,161
  Net securities gains                                 6,485    1,530
  Other                                                8,318    7,104
                                                    ------------------
Total other operating income                          26,442   19,795
                                                    ------------------

Non-interest Expense:
  Operating expenses:
   Compensation and benefits                          18,726   16,487
   Occupancy and equipment                             6,076    6,093
   General and administrative                          7,630    9,561
   Other                                               1,507    1,521
                                                    ------------------
Total operating expenses                              33,939   33,662
                                                    ------------------
  Amortization of core deposit intangible              1,500    1,500
                                                    ------------------
Total non-interest expense                            35,439   35,162
                                                    ------------------

Income before income taxes                            99,303   67,695
Income tax expense                                    31,935   21,374
                                                    ------------------
     Net income                                      $67,368  $46,321
                                                    ==================

     Basic earnings per share                          $0.67    $0.47
     Diluted earnings per share                        $0.66    $0.47
                                                    ==================

                        NEW YORK COMMUNITY BANCORP, INC.

                          NET INTEREST INCOME ANALYSIS

                             (dollars in thousands)

                                          Three Months Ended March 31
----------------------------------------------------------------------
                                                     2003
                                      --------------------------------


                                                             Average
                                      Average                Yield/
                                      Balance     Interest    Cost
                                    ------------  ---------  -------

Assets:
 Interest-earning assets:
  Mortgage and other loans, net     $ 5,539,543   $103,256    7.56 %
  Securities                          1,127,774     18,610    6.69
  Mortgage-backed securities          3,823,870     44,425    4.71
  Money market investments               41,739        283    2.75
                                    ------------  ---------  -------
 Total interest-earning assets      $10,532,926   $166,574    6.41
 Non-interest-earning assets          1,494,655
                                    ------------
 Total assets                       $12,027,581
                                    ============
Liabilities and Stockholders'
 Equity:
 Interest-bearing deposits:
  NOW and money market accounts     $ 1,194,886   $  3,786    1.29 %
  Savings accounts                    1,653,844      4,175    1.02
  Certificates of deposit             1,909,387     10,777    2.29
  Borrowings                          5,143,143     39,536    3.12
  Mortgagors' escrow                     33,039         --      --
                                    ------------  ---------  -------
 Total interest-bearing liabilities $ 9,934,299   $ 58,274    2.38
 Non-interest-bearing deposits          470,186
 Other liabilities                      290,149
                                    ------------
 Total liabilities                   10,694,635
 Stockholders' equity                 1,332,946
                                    ------------
Total liabilities and stockholders'
 equity                             $12,027,581
                                    ============
 Net interest income/interest rate
  spread                                          $108,300    4.03 %
                                                  =========  =======
 Net interest-earning assets/net
  interest margin                      $598,626               4.17 %
                                    ============             =======
 Ratio of interest-earning assets to
  interest-bearing liabilities                                1.06 x
                                                             =======

                                          Three Months Ended March 31
----------------------------------------------------------------------
                                                     2002
                                      --------------------------------

                                                               Average
                                         Average               Yield/
                                         Balance    Interest    Cost
                                       -----------  ---------  -------

Assets:
 Interest-earning assets:
  Mortgage and other loans, net     $   5,406,223 $  100,452    7.54 %
  Securities                              479,123      8,242    6.98
  Mortgage-backed securities            2,173,978     32,313    6.03
  Money market investments                 29,133        123    1.71
                                       -----------  ---------  -------
 Total interest-earning assets          8,088,457    141,130    7.08
 Non-interest-earning assets            1,161,647
                                       -----------
 Total assets                       $   9,250,104
                                       ===========
Liabilities and Stockholders' Equity:
 Interest-bearing deposits:
  NOW and money market accounts     $     994,633 $    3,527    1.44 %
  Savings accounts                      1,661,027      5,827    1.42
  Certificates of deposit               2,296,377     19,612    3.46
  Borrowings                            2,647,000     29,097    4.46
  Mortgagors' escrow                       37,110          5    0.05
                                       -----------  ---------  -------
 Total interest-bearing liabilities     7,636,147     58,068    3.08
 Non-interest-bearing deposits            446,712
 Other liabilities                        185,833
                                       -----------
 Total liabilities                      8,268,692
 Stockholders' equity                     981,412
                                       -----------
Total liabilities and stockholders'
 equity                             $   9,250,104
                                       ===========
 Net interest income/interest rate
  spread                                          $   83,062    4.00 %
                                                    =========  =======
 Net interest-earning assets/net
  interest margin                        $452,310               4.16 %
                                       ===========             =======
 Ratio of interest-earning assets to
  interest-bearing liabilities                                  1.06 x
                                                               =======

                        NEW YORK COMMUNITY BANCORP, INC.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                  (dollars in thousands, except per share data)

                                   (unaudited)

                                                     For the
                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                                 2003         2002
                                             -------------------------
GAAP EARNINGS DATA:
Net income                                       $67,368     $46,321
Basic earnings per share                            0.67        0.47
Diluted earnings per share                          0.66        0.47
Return on average assets                            2.24 %      2.00 %
Return on average stockholders' equity             20.22       18.88
Return on average tangible stockholders'
 equity                                            40.93       61.70
Operating expenses to average assets                1.13        1.46
Interest rate spread                                4.03        4.00
Net interest margin                                 4.17        4.16
Efficiency ratio                                   25.19       32.73
Shares used for basic EPS computation        101,101,158  98,547,455
Shares used for diluted EPS computation      102,586,180  99,525,577

RECONCILIATION OF CASH EARNINGS
TO GAAP EARNINGS:
Net income                                       $67,368     $46,321
Additional contributions to tangible
 stockholders' equity:
  Amortization and appreciation of shares held in
   stock-related benefit plans                     1,711       1,429
  Associated tax benefits                            807      14,727
  Dividends on unallocated ESOP shares               901         530
  Amortization of core deposit intangible          1,500       1,500
                                                 ---------------------
Total additional contributions to tangible
 stockholders' equity                              4,919      18,186
                                                 ---------------------
Cash earnings                                    $72,287     $64,507
                                                 =====================
Basic cash earnings per share                      $0.71       $0.65
Diluted cash earnings per share                     0.70        0.65
                                                 =====================

CASH EARNINGS DATA:
Cash return on average assets                       2.40 %      2.79 %
Cash return on average stockholders' equity        21.69       26.29
Cash efficiency ratio                              23.92       31.34
                                                 =====================

                                             At March     At December
                                                31,            31,
                                            --------------------------
                                                2003         2002
                                            --------------------------
BALANCE SHEET DATA:
Book value per share                             $13.31       $12.97
Stockholders' equity to total assets              11.22 %      11.70 %
Shares used for book value computation      101,311,670  102,058,843
Total shares issued and outstanding         104,858,653  105,664,464

ASSET QUALITY RATIOS:
Non-performing loans to loans, net                 0.26 %       0.30 %
Non-performing assets to total assets              0.12         0.15
Allowance for loan losses to non-performing
 loans                                           272.67       247.83
Allowance for loan losses to loans, net            0.71         0.74


    CONTACT: New York Community Bancorp, Inc.
             Investor Relations:
             Ilene A. Angarola, 516/683-4420